                                                                    EXHIBIT 99.1




                      AGREEMENT AND PLAN OF REORGANIZATION

                                   AND MERGER

                                      AMONG

                             LSI LOGIC CORPORATION,

                         STEALTH ACQUISITION CORPORATION

                                       AND

                          SEEQ TECHNOLOGY INCORPORATED


                          Dated as of February 21, 1999

                                TABLE OF CONTENTS

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
ARTICLE I THE MERGER..................................................................................................2
         1.1      The Merger..........................................................................................2
         1.2      Effective Time; Closing.............................................................................2
         1.3      Effect of the Merger................................................................................2
         1.4      Certificate of Incorporation; Bylaws................................................................2
         1.5      Directors and Officers..............................................................................2
         1.6      Effect on Capital Stock.............................................................................3
         1.7      Surrender of Certificates...........................................................................4
         1.8      No Further Ownership Rights in Company Common Stock.................................................6
         1.9      Lost, Stolen or Destroyed Certificates..............................................................6
         1.10     Tax and Accounting Consequences.....................................................................6
         1.11     Taking of Necessary Action; Further Action..........................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY..................................................................7
         2.1      Organization and Qualification; No Subsidiaries.....................................................7
         2.2      Certificate of Incorporation and Bylaws.............................................................8
         2.3      Capitalization......................................................................................8
         2.4      Authority Relative to this Agreement................................................................9
         2.5      No Conflict; Required Filings and Consents..........................................................9
         2.6      Compliance; Permits................................................................................10
         2.7      SEC Filings; Financial Statements..................................................................11
         2.8      No Undisclosed Liabilities.........................................................................11
         2.9      Absence of Certain Changes or Events...............................................................11
         2.10     Absence of Litigation..............................................................................12
         2.11     Employee Benefit Plans.............................................................................12
         2.12     Labor Matters......................................................................................14
         2.13     Registration Statement; Proxy Statement............................................................14
         2.14     Restrictions on Business Activities................................................................15
         2.15     Title to Property..................................................................................15
         2.16     Taxes..............................................................................................15
         2.17     Environmental Matters..............................................................................17
         2.18     Brokers............................................................................................18
         2.19     Intellectual Property..............................................................................18
         2.20     Agreements, Contracts and Commitments..............................................................21
         2.21     Company Rights Agreement...........................................................................22
         2.22     Insurance..........................................................................................23
         2.23     Opinion of Financial Advisor.......................................................................23
         2.24     Board Approval.....................................................................................23
         2.25     Vote Required......................................................................................23

                                TABLE OF CONTENTS
                                   (CONTINUED)

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         2.26     State Takeover Statutes............................................................................23
         2.27     Pooling of Interests...............................................................................24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.........................................................24
         3.1      Organization and Qualification; Subsidiaries.......................................................24
         3.2      Certificate of Incorporation and Bylaws............................................................24
         3.3      Capitalization.....................................................................................24
         3.4      Authority Relative to this Agreement...............................................................25
         3.5      No Conflict; Required Filings and Consents.........................................................25
         3.6      SEC Filings........................................................................................26
         3.7      Registration Statement; Proxy Statement............................................................26
         3.8      Pooling of Interests.  ............................................................................27
         3.9      Absence of Certain Changes or Events...............................................................27

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................................................27
         4.1      Conduct of Business by Company.....................................................................27
         4.2      Conduct of Business by Parent......................................................................30

ARTICLE V ADDITIONAL AGREEMENTS......................................................................................30
         5.1      Proxy Statement/Prospectus; Registration Statement; Other Filings; Board
                  Recommendations....................................................................................30
         5.2      Meeting of Company Stockholders....................................................................31
         5.3      Confidentiality; Access to Information.............................................................32
         5.4      No Solicitation....................................................................................33
         5.5      Public Disclosure..................................................................................34
         5.6      Reasonable Efforts; Notification...................................................................34
         5.7      Third Party Consents...............................................................................35
         5.8      Stock Options and Employee Benefits................................................................36
         5.9      Form S-8...........................................................................................37
         5.10     Indemnification....................................................................................37
         5.11     NYSE Listing.......................................................................................37
         5.12     Company Affiliate Agreement........................................................................38
         5.13     Regulatory Filings; Reasonable Efforts.............................................................38
         5.14     No Rights Plan Amendment...........................................................................38
         5.15     Termination of 401(k) Plan.........................................................................38
         5.16     Termination of Severance and Salary Continuation Plans.............................................39


                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE VI CONDITIONS TO THE MERGER..................................................................................39
         6.1      Conditions to Obligations of Each Party to Effect the Merger.......................................39
         6.2      Additional Conditions to Obligations of Company....................................................40
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub..................................40

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER........................................................................42
         7.1      Termination........................................................................................42
         7.2      Notice of Termination; Effect of Termination.......................................................43
         7.3      Fees and Expenses..................................................................................44
         7.4      Amendment..........................................................................................45
         7.5      Extension; Waiver..................................................................................45

ARTICLE VIII GENERAL PROVISIONS......................................................................................45
         8.1      Non-Survival of Representations and Warranties.....................................................45
         8.2      Notices............................................................................................45
         8.3      Interpretation; Knowledge..........................................................................46
         8.4      Counterparts.......................................................................................47
         8.5      Entire Agreement; Third Party Beneficiaries........................................................47
         8.6      Severability.......................................................................................47
         8.7      Other Remedies; Specific Performance...............................................................47
         8.8      Governing Law......................................................................................48
         8.9      Rules of Construction..............................................................................48
         8.10     Assignment.........................................................................................48
         8.11     WAIVER OF JURY TRIAL...............................................................................48

                                INDEX OF EXHIBITS
                                -----------------


Exhibit A                  Form of Company Voting Agreement

Exhibit B                  Form of Stock Option Agreement

Exhibit C                  Form of Company Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION
                                   AND MERGER


         This AGREEMENT AND PLAN OF REORGANIZATION AND MERGER is made and entered into as of February 21, 1999, among LSI Logic Corporation, a Delaware corporation ("Parent"), Stealth Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and SEEQ Technology Incorporated, a Delaware corporation ("Company").

                                    RECITALS
                                    --------

        A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("Delaware Law"), Parent and Company intend to enter into a business combination transaction.

        B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Company adopt and approve this Agreement and approve the Merger.

        C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "Company Voting Agreements").

        D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Company shall execute and deliver a Stock Option Agreement in favor of Parent in substantially the form attached hereto as Exhibit B (the "Company Stock Option Agreement"). The Board of Directors of Company has approved the Company Stock Option Agreement.

        E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        F. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

        1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Reorganization and Merger and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Certificate of Incorporation; Bylaws.

            (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be SEEQ Technology Incorporated.

            (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

        1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

        1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

            (a) Conversion of Company Common Stock. Each share of Common Stock, $0.01 par value per share, of Company including, with respect to each such share of Company Common Stock, the associated Rights (as defined in that certain Rights Agreement (the "Company Rights Plan") dated as of April 21, 1995, as amended, between the Company and American Stock Transfer and Trust Company as Rights Agent) (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive that number of shares of Common Stock of Parent equal to the Exchange Ratio (as defined below) (the "Parent Common Stock") upon surrender of the certificate representing such shares of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). "Exchange Ratio" shall mean 0.1095; provided, that if the average closing sale price of one share of Parent Common Stock as reported on the New York Stock Exchange (the "NYSE") for the ten (10) consecutive trading days ending on the trading day immediately preceding the Closing Date (the "Average Price") is less than $24.00, Exchange Ratio shall mean the quotient determined by dividing 2.628 by the Average Price; provided, further, that if the Average Price is higher than $30.00, Exchange Ratio shall mean the quotient determined by dividing 3.285 by the Average Price. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

            (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (c) Stock Options; Employee Stock Purchase Plan. At the Effective Time, all options to purchase Company Common Stock then outstanding under Company's Restated 1982 Stock Option Plan (the "1982 Option Plan") and under Company's 1989 Nonemployee Director Stock Option

Plan (the "Nonemployee Director Plan") shall be assumed by Parent in accordance with Section 5.8 hereof. Purchase rights outstanding under Company's Restated Periodic Purchase Plan (the "Purchase Plan") shall be treated as set forth in
Section 5.8.

            (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.01 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one
(1) validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

            (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

            (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the NYSE.

        1.7 Surrender of Certificates.

            (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

            (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

            (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of

Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to
Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

            (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

            (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.10 Tax and Accounting Consequences.

            (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

            (b) It is intended by the parties hereto that the Merger shall be treated as a pooling of interests for accounting purposes.

        1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated thereby.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

        Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Company to Parent dated as of the date hereof and certified by a duly authorized officer of Company (the "Company Schedule"), as follows:

        2.1 Organization and Qualification; No Subsidiaries.

            (a) Company has no subsidiaries. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to the Company. Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, be material to the Company.

            (b) Company has not agreed nor is Company obligated to make or be bound by any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment, or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. Company does not directly or indirectly own any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

        2.2 Certificate of Incorporation and Bylaws. Company has previously furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect. Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

        2.3 Capitalization.

            (a) The authorized capital stock of Company consists of 40,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock ("Company Preferred Stock"), each having a par value of $0.01 per share. At the close of business on the date hereof (i) 32,252,752 shares of Company Common Stock were issued and outstanding (excluding 196,400 shares of Company Common Stock held in treasury) all of which are validly issued, fully paid and nonassessable, (ii) 196,400 shares of Company Common Stock were held in treasury by Company, (iii) 105,693 shares of Company Common Stock were available for future issuance pursuant to Company's Purchase Plan (iv) 4,907,820 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1982 Option Plan, (v) 1,099,893 shares of Company Common Stock were available for future grant under the 1982 Option Plan, (vi) 190,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company's Nonemployee Director Plan; and (vii) 110,000 shares of Company Common Stock were available for future grants under the Nonemployee Director Plan. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding and 350,000 shares of Company Series A Preferred were reserved for issuance upon exercise of the Company Rights, and 100,000 shares of Company Series B Preferred Stock were reserved for issuance pursuant to the Company Option Agreement. Section 2.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option (as defined in Section 5.8) outstanding as to the date of the Agreement: (i) the name of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; and (vi) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreement evidencing such Company Stock Options. All shares of Company Common Stock subject to the issuance aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non accessible. Except as set forth in Section 2.3(a) of the Company Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock and all outstanding Company Stock Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any

Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

            (b) Except as set forth in Section 2.3(b) of the Company Schedule or as set forth in Section 2.3(a) hereof and except for the Stock Option Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement and except for the Company Rights Plan, there are no registration rights and there is, except for the Company Voting Agreements and the Company Rights Plan, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company. Stockholders of the Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

        2.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and the Company Option Agreement and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the stockholders of Company of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Option Agreement by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the Company Option Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and Company's Certificate of Incorporation and Bylaws). This Agreement and the Company Option Agreement have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of Company, enforceable against Company in accordance with their respective terms.

        2.5 No Conflict; Required Filings and Consents.

            2.5.1 The execution and delivery of this Agreement and the Company Option Agreement by Company do not, and the performance of this Agreement and the Company Option Agreement by Company shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Company, (ii) subject to obtaining the approval of Company's stockholders of the Merger and compliance with the requirements set forth in Section 2.5.2 below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or by which its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or its properties are bound or affected.

            2.5.2 The execution and delivery of this Agreement and the Company Stock Option Agreement by Company do not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of the Nasdaq Stock Market, and the filing and recordation of the Merger Certificate as required by the Delaware Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not be material to the Company or Parent or have a material adverse effect on the parties hereto, prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

        2.6 Compliance; Permits.

            2.6.1 Company is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Company or by which its properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or its properties is bound or affected, except in the case of clauses (i) and (ii) above for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company.

            2.6.2 Company holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Company (collectively, the "Company Permits"). Company is in compliance in all material respects with the terms of the Company Permits.

        2.7 SEC Filings; Financial Statements.

            2.7.1 Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") since June 30, 1997 (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by Company with the SEC since June 30, 1997. The Company SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(B) did not at the time they were filed and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            2.7.2 Each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the financial position of Company as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

            2.7.3 Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

        2.8 No Undisclosed Liabilities. Company does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company, except (i) liabilities provided for in Company's balance sheet as of December 31, 1998 (the "Company Balance Sheet") or (ii) liabilities incurred since December 31, 1998 in the ordinary course of business, none of which is material to the business, results of operations, financial condition or prospects of Company.

        2.9 Absence of Certain Changes or Events. Since December 31, 1998, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's capital stock, (iv) any granting by Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company of any increase in severance or termination pay or any entry by Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.19) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable.

        2.10 Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any properties or rights of Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

        2.11 Employee Benefit Plans.

            2.11.1 All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active, former employee, director or consultant of Company, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code, or with respect to which Company has or may in the future have liability, are listed in Section 2.11.1 of the Company Schedule (the "Plans"). Company has provided to Parent: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan;
(iv) all IRS determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Plan;
(vi) all COBRA forms and related notices and (vii) all discrimination tests for each Plan for the most recent three (3) plan years.

            2.11.2 Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA, and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Section
2.11.2 of the Company Schedule includes a listing of the accrued vacation liability of Company as of December 31, 1998. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses).

            2.11.3 Neither Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA. Neither Company nor any officer or director of Company is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Company Employee Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan.

            2.11.4 Neither Company nor any of its Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of FMLA or any similar provisions of state law applicable to Company employees. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law and Company has not represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

            2.11.5 Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Company is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company and any group of its employees nor has Company experienced any labor interruptions over the past three years, and Company considers its relationship with its employees to be good. The Company is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

            2.11.6 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

            2.11.7 Each International Employee Plan (as defined below) has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason. For purposes of this Section "International Employee Plan" shall mean each Plan that has been adopted or maintained by the Company, whether informally or formally, for the benefit of current or former employees of the Company outside the United States.

        2.12 Labor Matters. (i) There are no controversies pending or, to the knowledge of Company, threatened, between Company and any of its employees; (ii) as of the date of this Agreement, Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company nor does Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, Company has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company.

        2.13 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the proxy statement/prospectus (the "Proxy Statement/Prospectus") to be filed with the SEC by Company pursuant to
Section 5.1(a) hereof will, at the dates mailed to the stockholders of Company, at the times of the stockholders meeting of Company (the "Company Stockholders' Meeting") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

        2.14 Restrictions on Business Activities. Except as set forth in Section
2.14 of the Company Schedule, there is no agreement, commitment, judgment, injunction, order or decree binding upon Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted.

        2.15 Title to Property. Company does not own any material real property.
Section 2.15 of the Company Schedule lists all real and personal property leases to which the Company is a party as of the date of this Agreement that provide for annual payments in excess of $100,000. Company has good and defensible title to all of its material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Company leases from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of Company, except such as may be under construction, are in good operating condition and repair, in all material respects.

        2.16 Taxes.

            2.16.1 Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            2.16.2 Tax Returns and Audits.

                   (a) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company with any Tax authority, except such Returns which are not material to the Company. The Company has paid all Taxes shown to be due on such Returns.

                   (b) The Company as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, except such Taxes which are not material to the Company.

                   (c) Except to the extent accrued or reserved on the Company Balance Sheet, the Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed (to the knowledge of the Company) or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                   (d) To the knowledge of the Company, no audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                   (e) No adjustment relating to any Returns filed by the Company has been proposed in writing formally or informally by any Tax authority to the Company or any representative thereof.

                   (f) The Company does not have any liability for any material unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of the Company in the ordinary course.

                   (g) There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                   (h) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                   (i) The Company is not a party to nor does the Company have any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                   (j) None of the Company's assets are tax exempt use property within the meaning of Section 168(h) of the Code.

        2.17 Environmental Matters. The Company (i) has obtained all applicable and material permits, licenses and other authorizations that are required under Environmental Laws; (ii) is in compliance with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder;
(iii) is not aware of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; (iv) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by the Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would result in any material liability or result in any corrective or remedial action obligation; and (v) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by the Company (or any of its agents) thereunder. No Hazardous Materials are present in, on, or under (or, to the knowledge of the Company, in the vicinity of) any properties owned, leased or used at any time (including both land and improvements thereon) by the Company so as to give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws. For the purposes of this Section 2.17, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or (ii) any violation, or alleged violation, of any Environmental Laws. "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos- containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

        2.18 Brokers. Except for the fees payable to Broadview International LLC pursuant to an engagement letter dated October 23, 1998, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.19 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

             "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

             "Company Intellectual Property" shall mean any Intellectual Property that is now or hereafter owned by, or exclusively licensed to, Company.

             "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

             "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

             2.19.1 Section 2.19.1 of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered.

             2.19.2 No Company Intellectual Property or product or service of Company is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

             2.19.3 To the best of Company's knowledge, each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

             2.19.4 To the best of Company's knowledge, Company owns and has good and exclusive title to each material item of Company Intellectual Property free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company, including the sale of any products or the provision of any services by Company.

             2.19.5 Company owns exclusively, and has good title to, all copyrighted works that are Company products or which Company otherwise expressly purports to own.

             2.19.6 To the extent that any material Intellectual Property has been developed or created by a third party for Company, Company has a written agreement with such third party with respect thereto and Company thereby either
(i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

             2.19.7 Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

             2.19.8 Section 2.19.8 of the Company Schedule lists all material contracts, licenses and agreements to which Company is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

             2.19.9 All contracts, licenses and agreements relating to Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. Company is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope or their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

             2.19.10 To the best of Company's knowledge, the operation of the business of the Company as such business currently is conducted, including Company's design, development, manufacture, marketing and sale of the products or services of Company (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

             2.19.11 Company has not received notice from any third party that the operation of the business of Company or any act, product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

             2.19.12 To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

             2.19.13 The Company has taken reasonable steps to protect Company's rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company, and, without limiting the foregoing, Company has and enforces a policy requiring each employee to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and each contractor to enter into an agreement containing provisions protecting the Company's Intellectual Property and confidential information and all current and former employees and contractors of Company have executed such agreements, except where the failure to do so is not reasonably expected to be material to Company.

             2.19.14 All of the Company's products (including products currently under development) (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"), and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. To the best of the Company's knowledge after reasonable investigation, all of the Company's Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of their business, or purchased by the Company from third-party suppliers.

        2.20 Agreements, Contracts and Commitments. Except as set forth in
Section 2.20 of the Company Schedule, the Company is not a party to nor is the Company bound by:

             2.20.1 any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Company's Board of Directors, other than those that are terminable by Company on no more than thirty (30) days' notice without liability or financial obligation to the Company;

             2.20.2 any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

             2.20.3 any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

             2.20.4 any agreement, contract or commitment containing any covenant limiting in any respect the right of Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

             2.20.5 any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

             2.20.6 any dealer, distributor, joint marketing or development agreement currently in force under which Company has continuing obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any agreement pursuant to which Company has continuing material obligations to jointly develop any intellectual property and which may not be canceled without penalty upon notice of ninety (90) days or less;

             2.20.7 any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Company;

             2.20.8 any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

             2.20.9 any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

             2.20.10 any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

             2.20.11 any other agreement, contract or commitment that has a value of $500,000 or more individually.

        Neither Company nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and Company has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

        2.21 Company Rights Agreement. The Company Rights Plan has been amended to (i) render the Company Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement, the Company Affiliate Agreements and the Company Voting Agreements, (ii) ensure that
(x) neither Parent nor Merger Sub, nor any of their affiliates shall be deemed to have become an Acquiring Person (as defined in the Company Rights Plan) pursuant to the Company

Rights Plan solely by virtue of the execution of this Agreement, the Stock Option Agreement, the Company Affiliate Agreements and the Company Voting Agreements of the consummation of the transactions contemplated hereby or thereby and (y) a Distribution Date, a Shares Acquisition Date (as such terms are defined in the Company Rights Plan) or similar event does not occur by reason of the execution of this Agreement, the Company Stock Option Agreement, the Company Affiliate Agreements and the Company Voting Agreements, the consummation of the Merger, or the consummation of the other transactions, contemplated hereby and thereby, and (iii) provide that the exercise of rights under the Company Rights Plan shall expire immediately prior to the Effective Time.

        2.22 Insurance. Company maintains insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of Company (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Company. There is no material claim by Company pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

        2.23 Opinion of Financial Advisor. Company has been advised in writing by its financial advisor, Broadview International LLC, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the stockholders of Company from a financial point of view.

        2.24 Board Approval. The Board of Directors of Company has, as of the date of this Agreement unanimously (i) approved and deemed advisable, subject to stockholder approval, this Agreement and the Company Option Agreement and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of Company and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Company approve this Agreement and the Merger.

        2.25 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to vote thereon is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transac tions contemplated hereby.

        2.26 State Takeover Statutes. The Board of Directors of the Company has approved the Merger, this Agreement, the Stock Option Agreement, the Company Affiliate Agreements and the Company Voting Agreements, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stock Option Agreement, the Company Affiliate Agreements and the Company Voting Agreements and the transactions contemplated by this Agreement, the Stock Option Agreement, the Company Affiliate Agreements and the Company Voting Agreements, the provisions of Section 203 of the Delaware Law to the extent, if any, such
Section is applicable to the Merger, this Agreement, the Stock Option Agreement, the Company Affiliate Agreements and the Company Voting Agreements and the transactions contemplated by this Agreement, the Stock Option Agreement, the Company Affiliate Agreements and the Company Voting Agreements. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Company Stock Option

Agreement, the Company Affiliate Agreements and the Company Voting Agreements or the transactions contemplated by this Agreement, the Company Stock Option Agreement, the Company Affiliate Agreements and the Company Voting Agreements.

        2.27 Pooling of Interests. To its knowledge, based on consultation with its independent accountants, neither the Company nor any of its directors, officers or stockholders has taken any action which would (i) preclude the Company from being a party to a business combination accounted for as a pooling of interests or (ii) interfere with Parent's, Surviving Corporation's or the Company's ability to continue to account for as a pooling of interests any past acquisition by the Company currently accounted for as a pooling of interests.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Schedule"), as follows:

        3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

        3.2 Certificate of Incorporation and Bylaws. Parent has previously furnished to Company a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation, Bylaws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

        3.3 Capitalization. The authorized capital stock of Parent consists of
(i) 450,000,000 shares of Parent Common Stock and of (ii) 2,000,000 shares of Preferred Stock, par value $0.01 per share ("Parent Preferred Stock"). At the close of business on December 31, 1998 (i) 141,419,000 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent, (iii) 542,000 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's employee stock purchase plan, (iv) 24,160,000 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options ("Parent Options") to purchase Parent Common Stock. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding and 500,000 shares of Parent's Series A Preferred Stock were reserved for issuance under Parent's Amended and Restated Preferred Shares Rights Agreement between Parent and BankBoston, N.A., as Right Agent dated November 20, 1998. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

        3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Company Option Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Option Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Company Option Agreement, or to consummate the transactions so contemplated. This Agreement and the Company Option Agreement have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms.

        3.5 No Conflict; Required Filings and Consents.

            3.5.1 The execution and delivery of this Agreement by Parent and Merger Sub and the Company Option Agreement by Parent do not, and the performance of this Agreement by Parent and Merger Sub and the Company Option Agreement by Parent shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Parent or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in
Section 3.5.2 below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflicts, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

             3.5.2 The execution and delivery of this Agreement by Parent and Merger Sub and the Company Option Agreement by Parent do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the rules and regulations of the NYSE, and the filing and recordation of the Certificate of Merger as required by the Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent consummation of the Merger or otherwise prevent Parent or Sub from performing their respective obligations under this Agreement or (y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

        3.6 SEC Filings. Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after January 1, 1998 and prior to the date of this Agreement (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since January 1, 1998. The Parent SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC. The balance sheet of Parent contained in the Parent SEC Reports as of September 30, 1998 is hereinafter referred to as the Parent Balance Sheet.

        3.7 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus will, at the dates mailed to the stockholders of Company, at the time of the Company Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

        3.8 Pooling of Interests. To its knowledge, based on consultation with its independent accountants, neither Parent nor any of its directors, officers or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

        3.9 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, there has not been any Material Adverse Effect on Parent.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, Company will promptly notify Parent of any material event involving its business or operations.

        In addition, except as permitted by the terms of this Agreement, and except as provided in Section 4.1 of the Company Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following:

             (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

             (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

             (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights;

             (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

             (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

             (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, and (ii) shares of Company Common Stock issuable to participants in the Periodic Purchase Plan consistent with the terms thereof and (y) the granting of stock options (and the issuance of Common Stock upon exercise thereof), in the ordinary course of business and consistent with past practices, in an amount not to exceed options to purchase (and the issuance of Common Stock upon exercise thereof) 150,000 shares in the aggregate or 50,000 shares to any one individual;

             (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents;

             (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter into any joint ventures, strategic partnerships or alliances;

             (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice and except for the sale, lease or disposition (other than through licensing) of a property or assets which are not material, individually or in the aggregate, to the business of Company;

             (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

             (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

             (l) Make any individual or series of related payments outside of the ordinary course of business in excess of $100,000;

             (m) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Company is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

             (n) Enter into or materially modify any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of Company's products or products licensed by Company;

             (o) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

             (p) Incur or enter into any agreement or commitment in excess of $100,000 individually; provided, however, Company may place orders and incur obligations to purchase products from its existing foundry suppliers to satisfy Company's demands in its ordinary course of business, such obligations to be limited to orders requiring delivery of products within 90 days of the order date;

             (q) Engage in any action that could reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests, whether or not (in each case) otherwise permitted by the provisions of this Article IV;

             (r) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

             (s) Hire any employee with an annual compensation level in excess of $100,000; or

             (t) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (s) above.

        4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as permitted by the terms of this Agreement and the Company Stock Option Agreement and except as provided in Section 4.2 of the Parent Schedule, without the prior written consent of Company, Parent shall not engage in any action that could reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings; Board Recommendations.

               (a) As promptly as practicable after the execution of this Agreement, Company and Parent will prepare, and file with the SEC, the Proxy Statement/Prospectus and Parent will prepare and file with the SEC the S-4 in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Company and Parent will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and Company will cause the Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after the S-4 is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this
Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the S-4 or any Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Company, such amendment or supplement.

               (b) The Proxy Statement/Prospectus will include the recommendation of the Board of Directors of Company in favor of adoption and approval of this Agreement and approval of the Merger.

        5.2 Meeting of Company Stockholders.

               (a) Promptly after the date hereof, Company will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the S-4, for the purpose of voting upon this Agreement and the Merger. Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to Company's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Company Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements. Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Company with respect to the Merger and/or this Agreement.

               (b) Subject to Section 5.2(c): (i) the Board of Directors of Company shall unanimously recommend that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of Company that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

               (c) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn,

(ii) neither Company nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4, and (iii) the Board of Directors of Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law. Nothing contained in this Agreement shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified). For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 85% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 85% of the fair market value of Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 85% of the voting power of the then outstanding shares of capital stock of the Company, in each case on terms that the Board of Directors of Company determines, in its reasonable judgment (based on advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company stockholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Company's Board of Directors to be obtained by such third party on a timely basis.

        5.3 Confidentiality; Access to Information.

               (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of February 3, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

               (b) Access to Information. Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        5.4 No Solicitation.

               (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company will not, nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions,
(iv) subject to Section 5.2(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this Agreement by the required Company Stockholder Vote, this Section 5.4(a) shall not prohibit Company from furnishing nonpublic information regarding Company to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Company nor any representative of Company shall have violated any of the restrictions set forth in this Section 5.4, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Company gives Parent written notice of the identity of such person or group and of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and the Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of the Company, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Company or any investment banker, attorney or other advisor or representative of Company shall be deemed to be a breach of this Section 5.4 by Company. In addition to the foregoing, the Company shall (i) provide Parent with at least 24 hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than four (4) hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) provide Parent with at least two (2) business days or forty-eight (48) hours prior written notice of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

        For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

               (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.4, Company as promptly as practicable shall advise Parent orally and in writing of any request for non-public information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

        5.5 Public Disclosure. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

        5.6 Reasonable Efforts; Notification.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

               (b) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

               (c) Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

        5.8 Stock Options and Employee Benefits.

               (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock under the Company's Nonemployee Director Plan and the 1982 Option Plan (each, a "Company Stock Option"), whether or not exercisable, whether or not vested, shall by virtue of the Merger be assumed by Parent in such manner that Parent (i) is "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424 of the Code does not apply to any such Company Stock Options, would be a transaction within Section 424 of the Code. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall, from and after the Effective Time, upon exercise of the Company Stock Options in accordance with the terms thereof, make available for issuance all shares of Parent Common Stock covered thereby and shall, as promptly as practicable after the Effective Time, issue to each holder of an outstanding Company Stock Option a document evidencing the foregoing assumption by Parent. It is the intention of the parties that each Company Stock Option assumed by Parent shall qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such option qualified as an incentive stock option prior to the Effective Time.

               (b) Company Employee Stock Purchase Plan. Outstanding purchase rights under Company's Purchase Plan shall be exercised in accordance with
Section 13(b) of the Purchase Plan and each share of Company Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio without issuance of certificates representing issued and outstanding shares of Company Common Stock to Purchase Plan participants. The Company agrees that it shall terminate the Purchase Plan immediately following the aforesaid purchase of shares of Company Common Stock thereunder. Parent agrees that from and after the Effective Time, Company employees may participate in the Parent Employee Stock Purchase Plan (the "Parent Purchase Plan"), subject to the terms and conditions of the Parent Purchase Plan, including with respect to a special offering period for Company employees commencing at the Effective Time and terminating at the earlier of (i) the end of the most recently commenced offering period under the Parent Purchase Plan, or, (ii) 27 months after the Effective Time.

               (c) Benefit Arrangements. (a) Parent and Company agree that Parent will provide benefits other than cash and equity compensation to Company employees in their new positions with Parent following the Effective Time that are substantially identical in the aggregate to the benefits currently provided to similarly situated employees of Parent. From and after the Effective Time, Parent shall grant all employees credit for all service (to the same extent as service with Parent is taken into account with respect to similarly situated employees of Parent) with Company prior to the Effective Time for (i) eligibility and vesting purposes and (ii) for purposes of vacation accrual after the Effective Time as if such service with Company was service with Parent, except that no such service credit shall be extended with respect to the Parent's sabbatical program. Parent and Company agree that where applicable with respect to any medical or dental benefit plan of Parent, Parent shall waive any pre-existing condition exclusion and actively-at-work requirements and provide that any covered expenses incurred on or before the Effective Time by an employee or an employee's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Parent.

               (d) Severance. Any Company employee whose employment is terminated after the Effective Time, to the extent such individual is eligible under each such plan, will receive severance benefits in accordance with the existing terms of the Company Officers Severance Plan or Company Employee Severance Plan, which are set forth in Section 5.8(d) of the Company Schedule.

        5.9 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable after the Effective Time and in any event no later than twenty-one days after the Effective Time.

        5.10 Indemnification. From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time (the "Indemnified Parties") and any indemnification provisions under Company's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of four years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law.

        5.11 NYSE Listing. Parent agrees to authorize for listing on NYSE the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

        5.12 Company Affiliate Agreement. Set forth in the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "Company Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

        5.13 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre- merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

        5.14 No Rights Plan Amendment. Except as expressly required by Section 6.3(g), prior to the Closing, Company and its Board of Directors shall not amend or modify or take any other action with regard to the Company Rights Plan in any manner or take another action so as to (i) render the Company Rights Plan inapplicable to any transaction(s) other than the Merger and other transactions contemplated by this Agreement, the Stock Option Agreement, the Company Affiliate Agreements and the Company Voting Agreements, or (ii) permit any person or group who would otherwise be an Acquiring Person (as defined in the Company Rights Plan) not to be an Acquiring Person, or (iii) provide that a Distribution Date or a Shares Acquisition Date (as such terms are defined in the Company Rights Plan) or similar event does not occur as promptly as practicable by reason of the execution of any agreement or transaction other than this Agreement and the Merger and the agreements and transactions contemplated hereby and thereby, or (iv) except as specifically contemplated by this Agreement, otherwise affect the rights of holders of Rights.

        5.15 Termination of 401(k) Plan. The Company agrees to terminate its 401(k) Plan immediately prior to the Closing, unless the Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with written notice of its election at least three (3) days prior to the Closing.

        5.16 Termination of Severance and Salary Continuation Plans. Except for the Officers Severance Plan and the Company Employee Severance Plan, which are set forth in Section 5.8(d) of the Company Schedule, the Company agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements that may be covered under ERISA immediately prior to the Closing.



                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:


               (a) Company Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of Company.

               (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

               (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

               (d) Tax Opinions. Parent and Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Gunderson Dettmer, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

               (e) NYSE Listing. The shares of Parent Common Stock issuable to the stockholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

        6.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

               (a) Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent and Merger Sub, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

               (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

               (c) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

        6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

               (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Section 2.3, 2.23, 2.24 and 2.26,

(B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Company as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

               (b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.


               (c) Material Adverse Effect. No Material Adverse Effect with respect to Company shall have occurred since the date of this Agreement. For the purposes of this Section 6.3(c), neither (i) the absence of up to $1,000,000 of non-product revenue associated with licensing of the Company's technology as the result of restrictions set forth in Section 4.1 nor (ii) a shortfall in revenues of the Company as a result of delays in customer orders (including any effects on the Company's operating income which result directly from such revenue shortfall) proximately caused by the announcement or pendency of the Merger will be deemed a Material Adverse Effect.

               (d) Affiliate Agreements. Each of the Company Affiliates shall have entered into the Company Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

               (e) Company Rights Plans. All actions necessary to extinguish and cancel all outstanding Rights under the Company Rights Plan at the Effective Time and to render such rights inapplicable to the Merger shall have been taken.

               (f) Opinions of Accountants. Parent shall have received (i) from PricewaterhouseCoopers LLP, independent accountants for the Company, a copy of a letter addressed to the Company dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that PricewaterhouseCoopers LLP concurs with Company management's conclusion that no conditions exist that would preclude the Company from being a party to a business combination accounted for as a "pooling-of-interests" and (ii) from PricewaterhouseCoopers LLP, independent accountants for Parent, a letter dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that PricewaterhouseCoopers LLP concurs with Parent management's conclusion that no conditions exist related to Parent that would preclude Parent from accounting for the Merger as a "pooling-of-interests."

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

        7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approvals of the stockholders of Company or Parent:

               (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

               (b) by either Company or Parent if the Merger shall not have been consummated by August 27, 1999 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

               (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

               (d) by either Company or Parent if the required approval of the stockholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefor or at any adjournment thereof; (provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of Company and such action or failure to act constitutes a breach by Company of this Agreement);

               (e) by Parent if a Triggering Event (as defined below) shall have occurred;

               (f) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (f) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty day period); or

               (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(g) for thirty days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (g) if it shall have materially breached this Agreement or if such breach by Company is cured during such thirty day period).

        For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) Company shall have failed to include in the Proxy Statement/Prospectus the unanimous recommendation of the Board of Directors of Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) Board of Directors of Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or recommended any Acquisition Proposal; (v) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of Company shall have been commenced by a Person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

        7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        7.3 Fees and Expenses.

               (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

               (b) Company Payments.

                      (i) The Company shall pay to Parent, in immediately available funds, upon demand by Parent, an amount equal to $1,000,000 (the "Initial Termination Fee"), if this Agreement is terminated by Parent pursuant to Section 7.1(e). In addition, the Company shall pay to Parent, in immediately available funds, an amount equal to $3,000,000 (the "Subsequent Termination Fee") no later than two days after the earlier of (A) the entry by the Company into an agreement or letter of intent with respect to an Acquisition Proposal or
(B) forty-five (45) days after the termination of this Agreement.

                      (ii) The Company shall pay to Parent in immediately available funds, upon demand by Parent, an amount equal to $4,000,000 (the "Termination Fee"), if this Agreement is terminated by Parent or the Company, as applicable, pursuant to Sections 7.1(b) or (d) and any of the following shall occur:

                           (1) if following the date hereof and prior to the
termination of this Agreement, a third party has announced an Acquisition Proposal and within nine (9) months following the termination of this Agreement a Company Acquisition (as defined below) is consummated; or

                           (2) if following the date hereof and prior to the
termination of this Agreement, a third party has announced an Acquisition Proposal and within nine (9) months following the termination of this Agreement the Company enters into an agreement or letter of intent providing for a Company Acquisition.

                      (iii) The Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) , and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 65% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 35% of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 35% of the voting power of the then outstanding shares of capital stock of the Company.

        7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

        7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

        8.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

        8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a)      if to Parent or Merger Sub, to:

                           LSI Logic Corporation
                           1551 McCarthy Boulevard
                           Milpitas, California 95035
                           Attention: Vice President and General Counsel Telephone No.: (408) 433-7189
                           Telecopy No.:  (408) 433-6896
                           with a copy to:


                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:  Larry W. Sonsini, Esq.
                                       Daniel R. Mitz, Esq.
                           Telephone No.:  (650) 493-9300
                           Telecopy No.:  (650) 493-6811

                  (b)      if to Company, to:

                           SEEQ Technology Incorporated
                           47200 Bayside Parkway
                           Fremont, California 94538
                           Attention:  President
                           Telephone No.:  (510) 226-2900
                           Telecopy No.:  (510) 657-2837


                           with a copy to:

                           Gunderson Dettmer
                                Stough Villeneuve Franklin
                                & Hachigian, LLP
                           155 Constitution Drive
                           Menlo Park, CA 94025
                           Attention:  Jay K. Hachigian, Esq.
                           Telephone No.:  (650) 321-2400
                           Telecopy No.:  (650) 321-2800

        8.3 Interpretation; Knowledge.

               (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

               (b) For purposes of this Agreement the term "knowledge" means (x) with respect to the Company, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, Vice President of Research and Development or Controller of the Company, has actual knowledge of such matter and (y) with respect to Parent, with respect to any matter in question, and any of the Chief Executive Officer or Controller of Parent has actual knowledge of such matters.

               (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole.

               (d) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in
Section 5.10.

        8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


        8.11 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.


                                      *****

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                         LSI LOGIC CORPORATION


                         By: /s/ JOHN P. DAANE
                            ---------------------------------------------------

                         Name:   John P. Daane
                              -------------------------------------------------

                         Title:  Executive Vice President
                              -------------------------------------------------


                         STEALTH ACQUISITION CORPORATION


                         By: /s/ DAVID E. SANDERS
                            ---------------------------------------------------

                         Name:   David E. Sanders
                              -------------------------------------------------

                         Title:  Secretary and Vice President
                              -------------------------------------------------


                         SEEQ TECHNOLOGY INCORPORATED


                         By: /s/ PHILLIP J. SALSBURY
                            ---------------------------------------------------

                         Name:   Phillip J. Salsbury
                              -------------------------------------------------

                         Title:  President and Chief Executive Officer
                              -------------------------------------------------

                       **** REORGANIZATION AGREEMENT ****